UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2022

INDIGENOUS ROOTS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-55873	20-5243308
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

41 Puget Drive,
 Steilacoom, Washington, United States 98388
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (250) 601-1010

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Further to the Company's Current Report on Form 8-K filed on October 27, 2021, the Company received approval from The Financial Industry Regulatory Authority (FINRA) and, effective January 20, 2022, has completed its spin-off of Edison Power Company ("EPC") the Company's wholly-owned subsidiary.

In connection with the spin-off, the Company entered into a Spin-Off Agreement dated May 25, 2021 with EPC and an Amended Spin-Off Agreement dated October 22, 2021, pursuant to which EPC agreed to issue to shareholders of the Company (upon completion of the spin-off), one-half of one unregistered and restricted share of EPC, for each share of the Company held by shareholders of record on October 22, 2021.

The shares of EPC have not been listed on any stock exchange, and EPC is now an independent private company.

The spin-off does not qualify as a tax-free qualifying spin-off under Section 355 of the Internal Revenue Code of 1986.

Item 9.01	. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1*	Spin-Off Agreement dated May 25, 2021
10.2*	Amended Spin-Off Agreement dated October 22, 2021

* Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIGENOUS ROOTS CORP.

Dated: January 20, 2022	By:
/s/ Lawrence Faulk
Lawrence Faulk
President